UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 4, 2006


                                  WEB.COM, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                  000-17932                   41-1404301
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


            303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GA 30303
                (Address of Principal Executive Offices/Zip Code)


                                 (404) 260-2477
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.03.        MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On August 4, 2006, Web.com, Inc. (the "COMPANY" or "WEB.COM") entered into a Rights Agreement (the "RIGHTS AGREEMENT") with Wells Fargo Shareowner Services, as Rights Agent (the "RIGHTS AGENT"), which provides for the terms of a rights plan and a dividend distribution of one preferred share purchase right (a "RIGHT") for each outstanding share of Web.com's common stock, par value
$0.01 per share (the "COMMON STOCK"). The dividend is payable to Web.com's shareholders of record as of the close of business on August 15, 2006 (the "RECORD DATE").

         Web.com's Board of Directors (the "BOARD") adopted the Rights Agreement to protect Web.com's ability to carry forward its net operating losses (the "NOLS"), which Web.com believes are a substantial asset of the Company. Web.com has experienced substantial operating losses in previous years, and under the Internal Revenue Code of 1968, as amended (the "CODE"), and rules promulgated by the Internal Revenue Service, Web.com may "carry forward" its NOLs in certain circumstances to offset current and future earnings, and thus reduce its federal income tax liability (subject to certain requirements and restrictions). If Web.com experiences an "Ownership Change," as defined in Section 382 of the Code, its ability to use its NOLs could be substantially limited or lost altogether.

         The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.99% or more of Web.com's then-outstanding Common Stock without the prior approval of Web.com's Board. Stockholders who own 4.99% or more of Web.com's then-outstanding Common Stock as of the close of business on the Record Date may acquire up to an additional 1% of Web.com's then-outstanding Common Stock without penalty so long as they maintain their ownership at or above the 4.99% level (such increase subject to downward adjustment by Web.com's Board if it determines that such increase will endanger the availability of Web.com's NOLs). Moreover, Web.com's Board may exempt any person or group that owns 4.99% or more of Web.com's then-oustanding Common Stock. A person or group that acquires a percentage of Web.com's Common Stock in excess of the applicable threshold is called an "Acquiring Person." Any rights held by an Acquiring Person are void and may not be exercised.

         Web.com's Board authorized the issuance of one Right per each share of Web.com's Common Stock outstanding on the Record Date. Until the date that the Rights become exercisable (the "DISTRIBUTION DATE"), Web.com's Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the Common Stock and be evidenced by a rights certificate, which Web.com will mail to all holders of the rights that are not void.

         If the Rights become exercisable, the Rights would give holders (other than the Acquiring Person, its affiliates and transferees) the right to purchase from the Company, for a Purchase Price of $20.00, that number of one one-hundredth (1/100th) of a share of Web.com's Series A Junior Participating Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK") (or, in certain circumstances, Common Stock or other securities of Web.com) having a market value of twice the Purchase Price of the Right. Each fractional share of Preferred Stock would give the shareholder approximately the same dividend, voting and liquidation rights as one share of Web.com's Common Stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights. Notwithstanding any of the foregoing, following the Distribution Date, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         The Rights will not be exercisable until 10 days after a public announcement by Web.com that a person or group has become an Acquiring Person.


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


         The Rights will expire on July 23, 2007, unless such date is extended or unless the Rights are earlier redeemed or exchanged by Web.com.

         In a merger, consolidation, statutory share exchange or sale or transfer of 50% or more of the consolidated assets or earning power of the Company, each Right will be converted into the right to purchase, for the Purchase Price, that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, which at the time of such transaction will have a market value of twice the Purchase Price of the Right.

         Following the Distribution Date, exercisable Rights may be exercised, at the option of the holder thereof, without the payment of the Purchase Price in cash. In any such case, the number of securities which such person would otherwise be entitled to receive upon the exercise of such Rights will be reduced by the amount of the Purchase Price.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each one one-hundredth (1/100th) of a share of Preferred Stock will be entitled to participating dividends per one one-hundredth (1/100th) of a share equal to dividends which may from time to time be declared on a share of Common Stock. In the event of liquidation, the Preferred Stock holders will be entitled to a preferential liquidation payment.

         At any time prior to the earlier to occur of (i) the close of business on the tenth day following the Stock Acquisition Date and (ii) the close of business on the final expiration date, the Board may redeem the outstanding Rights at a price of $0.0001 per Right. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Web.com declares a stock split or issues a stock dividend on its Common Stock.

          Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         The foregoing summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached hereto as
Exhibit 4.02 and is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On August 7, 2006, Web.com the Company filed a Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock (the "CERTIFICATE OF DESIGNATION") with the Secretary of State of the State of Minnesota. See the description in Item 1.01 of this Current Report in Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.


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


ITEM 8.01         OTHER EVENTS.

On August 7, 2006, Web.com issued a press release announcing the adoption of a Rights Agreement and declaration of a dividend of the Rights. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Shell company transaction.

                  None.

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  3.1 Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Minnesota on August 7, 2006.

                  4.1      Form of Rights Certificate.

                  4.2 Rights Agreement dated as of August 4, 2006, by and between Web.com, Inc. and Wells Fargo Shareowner Services, as Rights Agent.

                  99.1     Press  Release  issued by Web.com,  Inc. on August 7,
                           2006.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WEB.COM, INC.



Date:    August 7, 2006              By:      /S/ JONATHAN B. WILSON
                                        -------------------------------------
                                              Jonathan B. Wilson
                                              Senior Vice President,
                                              Legal and Corporate Development


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


                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------

         3.01 Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Minnesota on August 7, 2006.

         4.01              Form of Rights Certificate.

         4.02 Rights Agreement dated as of August 4, 2006, by and between Web.com, Inc. and Wells Fargo Shareowner Services, as Rights Agent.

         99.1              Press  Release  issued by Web.com,  Inc. on August 7,
                           2006.


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